UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment #4
to
FORM SB-2/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 MEADOWS SPRINGS, INC.
(Name of small business issuer in its charter)
Nevada State or jurisdiction of incorporation or organization	7389 (Primary Standard Industrial Classification Code Number)	71-0915825 (I.R.S. Employer Identification No.)

Suite 7, 11511 Cambie Road Richmond, B.C. V6X 1L6 (604) 306-0033
(Address and telephone number of principal executive offices)
Suite 7, 11511 Cambie Road Richmond, B.C. V6X 1L6 Tel: (604) 306-0033 Fax: (604) 687-6314
(Address of principal place of business or intended principal place of business)
Carl Chow, President and CEO MEADOWS SPRINGS, INC. c/o Nevada Corporate Headquarters, Inc. 101 Convention Center Drive, Suite 700 Las Vegas, Nevada 89109-2007 Tel: (604) 306-0033 Fax: (604) 687-6314
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:  As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]  ______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]  _________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]  ______________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   [ ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock to be offered by Selling Stockholders	1,350,000	$0.01 (2)	$13,500.00	$1.09
Total Registration Fee				$1.09

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2) Based on the last sales price on August 15, 2002. The selling stockholders will sell their shares of our common stock at a price of $0.01 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. The affiliates of our company will sell their shares of our common stock at a price of $0.01 per share for the duration of the offering.

(3) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
PROSPECTUS	Subject to Completion
______________________, 2004

MEADOWS SPRINGS, INC.
A NEVADA CORPORATION

1,350,000 SHARES OF COMMON STOCK OF MEADOWS SPRINGS, INC.
-------------------------------------------------------------------------------------

This prospectus relates to the 1,350,000 shares of common stock of Meadows Springs, Inc., a Nevada Corporation, which may be resold by certain selling stockholders of the company. We have been advised by the selling stockholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling stockholders will sell their shares of our common stock at a price of $0.01 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. However, we have received proceeds from the sale of shares of common stock that are presently outstanding. We will pay for expenses of this offering.

In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 2 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ______________________, 2004.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS
PAGE NUMBER
PROSPECTUS SUMMARY	1
Our Business	1
Summary of Risk Factors	1
The Offering	1
Summary Financial Data	1
RISK FACTORS	2
Risks Associated with Our Business	2
We have a limited operating history on which to base an evaluation of our business and prospects and our business and prospects are considered speculative at this stage. Accordingly, you may lose all your investment in our company.	2
The fact that we have had a negative cash flow from our operation raises substantial doubt about our ability to continue as a going concern.	3
We probably will not have sufficient funds to satisfy our working capital requirements beyond August 31, 2004.	3
Our business model is new, unproven and changing and if we do not implement our business model successfully you may lose all your investment in our company.	3
If we are not able to obtain future financing when required, we might be forced to discontinue our business.	3
Significant doubt about the viability of the Internet as a commercial market place could undermine our ability to implement our business plan.	3
Because we are an Internet based business, system failure could prevent access to our website and harm our business and results of operation.	4
We may not be able to compete effectively against our competitors as some of our competitors have greater financial, technical and human resources than us. If we do not compete against our competitors effectively, our business and prospects will be adversely affected.	4
Growth of our business may strain our managerial, financial and operational resources.	4
Future governmental regulation, privacy concerns and regulations affecting the Internet could increase our costs, decrease demand for our services or curtail our operations.	5
Our officers and directors are engaged in other activities and may not devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.	5
Because our officers, directors and principal shareholders control a majority of our common stock, you will have little or no control over our management or other matters requiring shareholder approval.	5
Our intellectual property rights may be inadequately protected and there is a risk that litigation may be necessary to protect our internet contractors referral service website.	5
Risks Associated with Our Common Stock	6
There is no active trading market for our common stock and you may be unable to sell your shares of our common stock if a market does not develop for our common stock.	6
Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock.	6
Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.	6
Other Risks	6
Because all of our officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against the management for misconduct and may not be able to enforce judgement and civil liabilities against our officers, directors, experts and agents.	6
FORWARD-LOOKING STATEMENTS	6
SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE	7
THE OFFERING	7
USE OF PROCEEDS	7
DETERMINATION OF OFFERING PRICE	7
DILUTION	7
DIVIDEND POLICY	7
MANAGEMENT DISCUSSION AND ANALYSIS AND PLAN OF OPERATION	8
RESULTS OF OPERATIONS	8
PLAN OF OPERATION	9
BUSINESS	11
PROPERTY	16
MANAGEMENT	16
EXECUTIVE COMPENSATION	17
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	19
PLAN OF DISTRIBUTION	19
SELLING STOCKHOLDERS	21
DESCRIPTION OF CAPITAL STOCK	23
LEGAL PROCEEDINGS	23
LEGAL MATTERS	23
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	23
EXPERTS	24
MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS	24
WHERE YOU CAN FIND MORE INFORMATION	24
FINANCIAL STATEMENTS	25

As used in this prospectus, the terms "we", "us", "our", and "Meadows Springs" mean Meadows Springs, Inc. and its subsidiary, unless otherwise indicated.

All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including the "Risk Factors" section and the documents and information incorporated by reference into it.

Our Business

Meadows Springs is a Nevada corporation with its business offices located at Suite 7, 11511 Cambie Road, Richmond, B.C. V6X 1L6. Our telephone number is (604) 306-0033. We were incorporated in Nevada on July 15, 2002. We are a new business and have only begun generating a small amount of revenue in February of 2004. We operate an internet website at http://www.findcontractoronline.com, which provides referral services to construction contractors of various trades. We intend to focus first on those construction contractors in the Lower Mainland of British Columbia. The Lower Mainland region of British Columbia includes the greater Vancouver area and is bounded by the city of North Vancouver to the north, the city of Chilliwack to the each and the city of White Rock to the south. Our website at http://www.findcontractoronline.com is a contractor referral website where contractors may provide free estimates and pursue leads on home construction or home improvement projects submitted by consumers in the Lower Mainland of British Columbia. We intend to market our website to contractors first in the Lower Mainland of British Columbia as a place where contractors of various trades can obtain and pursue leads to home construction and home improvement projects in their areas.

Summary of Risk Factors

We have received a going concern opinion from our independent auditors because we have not generated revenues, having just recently commenced construction of our website in November of 2002. Our operating deficit as of March 31, 2004 is $36,449.

For a more complete discussion of risk factors relevant to an investment in our common stock see the "Risk Factors" section beginning on page 2 of this prospectus.

The Offering

This prospectus relates to 1,350,000 shares of our common stock to be sold by the selling stockholders identified in this prospectus. There are currently 3,350,000 shares of our common stock issued and outstanding and we have no other securities issued and outstanding. The selling stockholders will sell their shares of our common stock at a price of $0.01 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We will not receive any of the proceeds of the shares of common stock offered by the selling stockholders.

Summary Financial Data

The summarized financial data presented below is derived from and should be read in conjunction with our audited financial statements, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Management Discussion and Analysis and Plan of Operation" beginning on page 8 of this prospectus.

	For the period from July 15, 2002 to June 30, 2003	For the period from June 30, 2003 to March 31, 2004
Revenue	$Nil	$192
Net Loss for the Period	$(22,965)	$(13,484)
Loss Per Share - basic and diluted	$(0.01)	$(0.01)
	At June 30, 2003	At March 31, 2004
Working Capital (deficiency)	$10,535	($2,949)
Total Assets	$24,479	$9,761
Total Stockholders' Equity (deficiency)	$10,535	($2,949)
Deficit Accumulated in the Development Stage	$(22,965)	$(36,449)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating Meadows Springs and its business before purchasing shares of common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks associated with our business

We have a limited operating history on which to base an evaluation of our business and prospects and our business and prospects are considered speculative at this stage. Accordingly, you may lose all your investment in our company.

Since we were incorporated on July 15, 2002 and have only completed the construction of our website for contractor referral services at http://www.findcontractoronline.com in February of 2004, we have no operating history on which to base an evaluation of our prospects. Our operating activities since the inception consisted primarily of conducting market research for our business plan and developing our website. We have had a net loss of $36,449 from our incorporation to March 31, 2004. We anticipate that we will incur increased operating costs while realizing little revenues during the period when we are promoting the services of our website and trying to establish a customer base for contractor referral services. We expect to incur losses for the foreseeable future due to costs and expenses related to:

  the implementation of our business model;
  brand development, marketing and other promotional activities;
  the continued improvements of our website; and
  hiring and training new staff for customer services as needed.

Accordingly, our business and prospects are considered speculative at this stage and you may lose all your investment in our company if we are unable to generate enough interests among the construction contractors in the Lower Mainland of British Columbia to use the services of our website.

The fact that we have had a negative cash flow from our operation raises substantial doubt about our ability to continue as a going concern.

In their audit report dated October 16, 2003, our auditors indicated that there was substantial doubt as to our ability to continue as a going concern and that our ability to continue as a going concern was dependent upon our ability to reach profitability or our ability to obtain additional financing for our operations. Because we have only recently completed constructing our website and we have only generated little revenues since our incorporation, we will continue to incur negative cash flow until our website has gained popularity and acceptance among the homeowners in our target market. Our business plan calls for further expense in connection with the building of brand recognition for our website. We had cash in the amount of $9,761 as of March 31, 2004. We cannot assure that we will be able to generate enough interests in our website among the construction contractors in the Lower Mainland of British Columbia. If we cannot generate enough interest in our referral services among the construction contractors in the Lower Mainland of British Columbia, we will not be able to generate sufficient income to support our operation. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors' opinion on the financial statements for the period from our inception on July 15, 2002 to June 30, 2003.

We probably will not have sufficient funds to satisfy our working capital requirements beyond August 31, 2004.

In the opinion of our management, available funds will probably not satisfy our working capital requirements beyond August 31, 2004. We anticipate that we may need to raise additional capital to continue our operations. Such additional capital may be raised through private financing as well as borrowing and other sources. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to expand our operations may be adversely affected. If we do not raise additional capital when needed, we may be forced to suspend the service of our website.

Our business model is new, unproven and changing and if we do not implement our business model successfully you may lose all your investment in our company.

Our business model consists of providing construction contracts with leads on home construction and home improvement projects. We have only recently applied our business model to the Internet; it is unproven and will need to be further developed. Accordingly, our business model may not be successful, and we may need to change it and make improvements to our website. Our ability to generate sufficient revenue to achieve profitability will depend, in large part on our ability to market successfully our website to construction contractors that may not be convinced that the leads we receive from home owners are serious and worthy of pursuing. If we are unable to market the services of our website to both construction contractors and project owners in our target market, our business and future success will be adversely affected and you may lose all your investment in our company.

If we are not able to obtain future financing when required, we might be forced to discontinue our business.

We may need to raise additional funds in order to promote our website, respond to competitive pressures, acquire complementary technologies or respond to unanticipated requirements. There can be no assurance that additional financing will be available when needed on terms favorable to us. There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, jeopardising our business viability. Furthermore, we may not be able to borrow or raise additional capital, from sources other than our directors and officers, in the future, to meet our needs or to otherwise provide the capital necessary to conduct business, which might result in the loss of some or all of your investment in our common stock.

Significant doubt about the viability of the Internet as a commercial market place could undermine our ability to implement our business plan.

Our success depends on the widespread acceptance of the Internet as a vehicle to purchase services and products. The growth of commercial transactions on the Internet is a recent phenomenon. There can be no assurance that the Internet will continue to be accepted as a medium to purchase and sell services and products. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and relatively few proven services and products exist. If construction contractors or homeowners are unwilling to use the Internet to conduct business and exchange information, our business will fail. It is also possible that the Internet may not become a viable long term commercial market place due to the potentially inadequate development of the necessary network infrastructure and the delayed development of enabling technologies. Concerns over privacy and security may also inhibit growth of the Internet as a medium for conducting commercial activities. Finally, given the number of Internet businesses that have recently ceased or significantly curtailed their operations because of the inability to generate revenue, we may be unable to attract enough interests in our contractor referral service website to become profitable.

Because we are an Internet based business, system failure could prevent access to our website and harm our business and results of operation.

Our website http://www.findcontractoronline.com is currently hosted by wedohosting.com Inc. of Victoria, British Columbia. Despite their implementation of network security measures, the servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to accept and fulfil orders. Our computer systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events. We do not presently have redundant systems or a formal disaster recovery plan and do not carry sufficient business interruption insurance to compensate it for losses that may occur. If our computer systems or those of wedohosting.com Inc. are damaged by virus, physical or electrical break-ins and similar disruptions, our business and our results of operation will be adversely affected.

We may not be able to compete effectively against our competitors as some of our competitors have greater financial, technical and human resources than us. If we do not compete against our competitors effectively, our business and prospects will be adversely affected.

We conduct our business primarily on the Internet and business over the Internet is rapidly evolving and intensely competitive. We expect that the competition for business over the Internet will intensify in the future. Barriers to entry are minimal, our current and new competitors can launch new websites at a relatively low cost. We have limited knowledge about the competition we may face in the online construction contractor referral service business. Other than "www.nationalcontractors.com" and "www.contractors.com", we know of no other referral service for construction contractors. We are not aware of any online construction contractor referral website focusing exclusively in the Province of British Columbia, Canada. Some of our competitors are well established, substantially larger and have substantially greater market recognition, greater resources and broader capabilities than we have. There can be no assurance that we will be able to compete successfully against current and future competitors. The intense competitive pressures faced by us may have a materially adverse effect on our business, prospects, financial condition and results of operations and affect your investment in our company.

Growth of our business may strain our managerial, financial and operational resources.

We may experience rapid growth, which will place a significant strain on our managerial, financial and operational resources. Any growth we may experience will result in increased responsibility for existing and new management personnel. Our effective growth management will depend on our ability to:

  integrate new personnel into our corporate structure;
  improve our operational, management and financial systems and controls; and
  retrain, train, motivate and manage employees.

We cannot assure you that our systems, procedures or controls will be adequate to support our operations or that we will be able to manage any growth effectively.

Future governmental regulation, privacy concerns and regulations affecting the Internet could increase our costs, decrease demand for our services or curtail our operations.

We are not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governmental organizations, and it is possible that a number of laws or regulations may be adopted with respect to the Internet relating to issues such as user privacy, taxation, infringement, pricing, quality of products and services and intellectual property ownership. The adoption of any laws or regulations that have the effect of imposing additional costs, liabilities or restrictions relating to the use of the Internet by businesses or consumers could decrease the growth in the use of the Internet, which could in turn decrease the demand for our Internet access, and e-commerce and direct marketing services, increase our cost of doing business, or otherwise have a material adverse effect on our business. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, copyright, trademark, trade secret, obscenity, libel and personal privacy is uncertain and developing. Any new legislation or regulation, or application or interpretation of existing laws, could have a material adverse effect on our business.

Our officers and directors are engaged in other activities and may not devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.

The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. Mr. Carl Chow, our President, Chief Executive Officer and one of our directors, is also employed as an operations support supervisor of Shaw Cablesystems. We expect Mr. Chow to spend approximately 10 to 20 hours a week on the business of our company. Mr. Herbert Wong, our Treasurer, Chief Financial Officer, Secretary and one of our directors, also currently works as a duty manager at the Pan Pacific Hotel in Vancouver, British Columbia. We expect Mr. Wong to spend approximately 10 to 15 hours a week on the business of our company. As a result, demands for the time and attention from our directors and officers from us and other entities may conflict from time to time. Because we rely primarily on our directors and officers to maintain our business contacts and to promote our Internet contractors referral services, their limited devotion of time and attention to our business may hurt the operation of our business.

Because our officers, directors and principal shareholders control a majority of our common stock, you will have little or no control over our management or other matters requiring shareholder approval.

Mr. Carl Chow, our President, Chief Executive Officer and one of our directors, beneficially owns 59.70% of issued and outstanding shares of our common stock. As a result, Mr. Chow has the ability to control matters affecting minority shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because Mr. Chow controls our company, you will not be able to replace our management if you disagree with the way our business is being run. Because control by the insider could result in management making decisions that are in the best interest of the insider and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Our intellectual property rights may be inadequately protected and there is a risk that litigation may be necessary to protect our internet contractors referral service website.

Our success and ability to compete depend substantially upon our intellectual property rights. Other than registering our domain name "findcontractoronline.com" with the domain registration service offered by MDI Internet Inc. in Vancouver, British Columbia, Canada, and by entering into service agreements containing restrictive covenants with technical service providers, we have not taken any active steps to protect our intellectual property rights and trade secret rights. We do not own any patents or trademark and have not filed any patent or trademark applications, as we do not believe that the benefits of these protections outweigh the costs of filing and updating the patent and trademark applications. It may be possible for a third party to copy our Internet textile trade center without authorization. In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others, which could result in substantial costs and diversion of our resources and could have a detrimental effect on our business, results of operations and financial conditions.

Risks associated with our common stock

There is no active trading market for our common stock and you may be unable to sell your shares of our common stock if a market does not develop for our common stock.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors seeking dividend income or liquidity should not invest in our common stock.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 25,000,000 shares of common stock, of which 3,350,000 shares are issued and outstanding. Our Board of Directors has the authority to cause the company to issue additional shares of common stock, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of Meadows Springs in the future.

Other risks

Because all of our officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against the management for misconduct and may not be able to enforce judgement and civil liabilities against our officers, directors, experts and agents.

All of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission (the "SEC") at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus covers the resale by certain selling stockholders of 1,350,000 shares of common stock which were issued pursuant to a private placement offering made by Meadows Springs pursuant to Regulation S promulgated under the Securities Act.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. All proceeds from the sales of the common stock will go to the respective selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell their shares of our common stock at a fixed price of $0.01 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The offering price of $0.01 per share is based on the last sales price of our common stock on August 15, 2002 and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

DILUTION

Since all of the shares being registered are already issued and outstanding, no dilution will result from this offering.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

MANAGEMENT DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Since we have only recently completed construction of our website for construction contractor referral services and have only generated limited revenue, our independent auditors have issued an opinion about our ability to continue as a going concern in connection with our audited financial statements for the period from our inception on July 15, 2002 to June 30, 2003. Our accumulated deficit is $36,449 as of March 31, 2004. The discussion below provides an overview of our operations, discusses our results of operations, our plan of operations and our liquidity and capital resources.

The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in the section entitled "Risk Factors".

RESULTS OF OPERATIONS

Overview - July 15, 2002 (date of inception) to June 30, 2003

From the date of our incorporation on July 15, 2002 to June 30, 2003, we had not generated any revenues. Our operating activities during this period consist primarily of developing our business model and of designing our website for construction contractor referrals for the Lower Mainland area of British Columbia. We commenced the construction of our website at http://www.findcontractoronline.com in November of 2002.

The period covered by our audited financial statements is from our incorporation date at July 15, 2002 to June 30, 2003 during which we had generated no revenue. Our financial statements are prepared in accordance with U.S. generally accepted accounting principles. For this period our operating expenses are classified into four categories:

    Audit fee, which consists primarily of accounting and auditing fees for the year end audit. The amount incurred and accrued by our company during the period from July 15, 2002 to June 30, 2003 was $9,000;
    Bank charges, which consist primarily of charges by our bank for processing transactions through our checking account. The amount incurred by our company during the period from July 15, 2002 to June 30, 2003 was $40;
    Legal and organizational fees, which consist primarily of legal fees paid by us regarding securities advice and organizing the company. The amount incurred by our company during the period from July 15, 2002 to June 30, 2003 was $9,671; and
    Other operating expenses, which consist primarily of the expenses incurred for development of our website, including expenses incurred in the setting up, upgrading and maintenance of the website; for establishment marketing channels in the construction industry in the Lower Mainland area of British Columbia; and for solicitation of interests among construction contractors in our website and other administrative expenses. The amount incurred by our company during the period from July 15, 2002 to June 30, 2003 was $4,281.

Interim Nine-Month Period From June 30, 2003 to March 31, 2004

For the period from June 30, 2003 to March 31, 2004, we generated limited revenue in the amount of $192. This revenue consisted of fees paid to us by individual construction contractors to register as members on our website so they may bid on future renovation and construction projects to be posted on our website. Our operating activities during this period consisted primarily of completing our Internet website to provide construction contract referral services where construction contractors in British Columbia, Canada can obtain leads and bid on renovation and construction projects. We commenced operation of portions of our website on February 1, 2004.

Total operating expenses for the period from June 30, 2003 to March 31, 2004 were $13,696. Out of these total expenses, professional fees paid to our independent auditors and legal counsel for the period from June 30, 2003 to March 31, 2004 were $12,998. Bank charges and other office charges for the period from June 30, 2003 to March 31, 2004 were $73.

Other operating expenses, including website development and marketing expenses for the period from June 30, 2003 to March 31, 2004 were $625. We expect marketing expense to increase as we have now completed construction of our website and intend to focus on marketing the services of our website in the next few months.

PLAN OF OPERATION

Our primary objective in the next 12 months will be to promote and market the services of our website for construction contractor referrals for the Lower Mainland area of British Columbia at http://www.findcontractoronline.com. We have only recently completed construction of our website at http://www.findcontractoronline.com. We have only begun generating limited revenue and our operating activities have used cash resources of approximately $23,739 from July 15, 2002 to the period ending March 31, 2004. This negative cash flow is attributable to the costs incurred in the set up of our corporate structure, establish bank accounts, pay our audit fees and legal fees, and develop our website http://www.findcontractoronline.com.

Since our incorporation on July 15, 2002, we have taken active steps to implement our business plan. In November of 2002, we commenced construction of our website located at www.findcontractoronline.com. Through out the construction of our website, we have been constantly researching and refining the model for our contractor referral site. We made a number of revisions to the design of our website while under construction. Our officers and directors contacted their connections in the construction business to obtain feedback on how to improve the website to make it more user friendly. In February of 2004, we completed the construction of our website. Interested users can now pay for their membership fees online through services provided by PayPal. We have included a hyperlink on our website to allow interested users to pay for their membership fees by providing their credit card information to PayPal, which provides Internet secured payment service to users and e-commerce merchants. According to the online agreement we accepted for the secured online payment service with PayPal, we will pay PayPal 2.9% plus $0.30 for each payment received by PayPal on our behalf.

We anticipate that the primary source of revenues for our business model will be the registration fees we will collect from construction contractors who sign up as members of our website for our services of providing leads for home construction or home improvement projects through our website. Currently, the monthly registration fee for our members is $39.99, if a member signs up on a month to month basis. We also offer registration fee at a reduced rate of $31.99 per month if a member signs up with a 6-month commitment. If a member signs up with a 12-month commitment, our registration fee is further reduced to $24.99 per month. Furthermore, while we may also sell advertising space on our website, we do not anticipate our advertising sales to be a significant source of income because we do not intend to pursue vigorously the advertising sales.

We intend to establish a network of construction contractors who will use our website for referrals by attending construction trade meetings, promotional events and conferences attended by construction contractors of various trades in order to further expose our referral services. We also intend to market directly to smaller construction contractors by the use of online and traditional advertising media such as newspapers and trade publications. As we have not established a network of construction contractors who will use our website for referrals, there is no assurance that there will be sufficient demand for our referral services to allow us to operate profitably. Moreover, there is substantial uncertainty whether we can convince a sufficient number of construction contractors that the leads and referrals we will provide will be worth the referral fees they will pay us. If we are unsuccessful in creating an awareness of our contractor referral service website among consumers and homeowners and unable to enrol a sufficient number of construction contractors to use our website, it is unlikely we can operate profitably.

In our management's opinion, we need to achieve the following events or milestones in the next twelve months in order for us to become operational:

  We must continue to market our website and enroll a sufficient number of construction contractors to use our website as a place to obtain and pursue leads for home construction and home improvement projects. We have enrolled 3 contractors to use our online referral services and we intend to increase our enrollment to 10 contractors in the next twelve months. Our directors and officers have contacted a few contractors and subcontractors in the Lower Mainland area of British Columbia to solicit their interests in using our online referral services. Based on his meetings and discussions with these contractors and subcontractors, we believe that some of them will sign up to use our website for referral services. We also intend to promote our website through traditional advertising and promotional media, such as newspaper and trade publications, and advanced media, such as targeted electronic mail, internet banner advertising and internet webpage links.
  We must put into place the necessary infrastructure to support the operation of our contractor referral website. These activities include establishing a system to confirm the earnestness of the project owners who place their home construction or home improvement projects on our website for referral. By "earnestness of the project owners" we mean the intention of the project owners to actually proceed with the projects posted on our website. We want to avoid Internet pranks and users who post construction projects on our website without the intention of having the projects carried out. We intend to confirm the earnestness of the project owners by contacting those persons who submit construction projects to our website for bidding either by telephone or by email. To build the necessary infrastructure to support our operations, we also need to hire and train a team of qualified staff to provide customer services to users of our website and develop relationships with professional service providers such as accountants, small business advisers and lawyers to advise us on the improvements to our business operations. Our website is now operational and we expect that we will be able to hire and train at least one employee to provide customer services to the users of our website in the next twelve months.

Furthermore, in our management's opinion, we can expect to incur the following expenses to fund our plan of operation for the next twelve months:

    Audit fee, which consists primarily of accounting and auditing fees for the year end audit. We estimate that our audit fee for the next twelve month will be approximately $15,000;
    Bank charges, which consist primarily of charges by our bank for processing transactions through our checking account. We estimate that our bank charges for the next twelve months will be approximately $200;
    Legal and organizational fees, which consist primarily of legal fees paid by us regarding securities advice and organizing the company. We estimate that our legal and organizational fees for the next twelve months will be approximately $10,000; and
    Other operating expenses, which consist primarily of the expenses incurred for further development and maintenance of our website; for establishing marketing channels in the construction industry in the Lower Mainland area of British Columbia; and for solicitation of interests among construction contractors in our website and other administrative expenses. We estimate that our other operating expenses for the next twelve months will be approximately $3,000.

Liquidity and Capital Resources

At March 31, 2004, we had $9,761 in cash. We anticipate that our operating expenses will increase as we begin promotion and marketing of the services provided by our website and as we improve our website to include more sophisticate functions for our website. We estimate our expenses in improving and upgrading the functionality of our website to be $1,000 for the next twelve months. We also intend to promote our website through traditional advertising and promotional media, such as newspaper and trade publications, and advanced media, such as targeted electronic mail, internet banner advertising and internet webpage links. We plan to focus initially on advertising through internet webpage links on the Google search site. Google charges its advertisers $0.10 each time it suggests a link to Google users when the users use a related word to conduct their search. We intend to sign up as a Google advertiser and spend up to $1,000 in the next twelve months so we will get 10,000 link suggestions through Google searches. We also anticipate attending construction contractor meetings and seminars in British Columbia to promote awareness of our website in the next twelve months. The cost of attending seminars averages approximately $500 per seminar. We anticipate that we will attend up to 2 seminars to promote our website in the next twelve months. The costs of these marketing activities in the next twelve months will be approximately $2,000. We anticipate that our audit fees for the next twelve months will be approximately $15,000. We also anticipate that our legal and organization fees for the next twelve months will be $10,000. We anticipate that our bank charges for the next twelve months will be $200. In the opinion of our management, available funds will probably not satisfy our working capital requirements beyond August 31, 2004. We anticipate that we may need to raise additional capital to continue our operations. If we do not raise additional capital when needed, we may be forced to suspend the service of our website. Such additional capital may be raised through public or private financing as well as borrowing and other sources. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to expand our operations may be adversely affected. Our officers and directors have agreed to continue contributing funds to pay for our expenses by way of loans if adequate funds are not available. Therefore, we have not contemplated any plan of liquidation in the event that we do not generate revenues. Because our directors and officers feel confident about our business, we believe they will contribute their own funds to support the business of our company. There is only an informal verbal agreement among our directors and officers on the further contribution of funds for the operation of our business. When there is a need for liquidity, the amount of funds to be contributed by our directors and officers will depend on the personal financial condition of each director and officer; the director or officer in a better personal financial condition will contribute more of his own funds to our company. We intend to ask our directors and officers to contribute up to $100,000 of their own funds collectively toward the business operations our company first before we seek financing from other sources.

Purchase or Sale of Equipment

We do not anticipate that we will expend any significant amount on equipment for our present or future operations. We may purchase computer hardware and software for our ongoing operations.

Research and Development

In November of 2002, we commenced the construction of our website for our construction contractor referral services. We completed the construction of our website in February of 2004. In the next twelve months, we plan to improve further and upgrade the functionality of our website. Because of the limitation on our capital resources, we have been using our in-house expertise and commercially available licensed technologies in the design and upgrading of our website. In the period from July 15, 2002 to June 30, 2003 and the period from June 30, 2003 to March 31, 2004, we incurred minimal expenses in research and development. We expect to retain professional assistance from consultants on a few isolated technical matters. We estimate our expenses in improving and upgrading our website to be $1,000 for the next twelve months.

Personnel

Mr. Chow and Mr. Wong are currently working about 10 to 20 hours per week to meet our needs. As demand requires, Mr. Chow and Mr. Wong will devote additional time. Our directors and officers currently devote little time to our operations, and only on an as needed basis. We currently have no other employees.

BUSINESS

Meadows Springs, Inc. was formed as a Nevada corporation on July 15, 2002. Our executive offices are located at Suite 7, 11511 Cambie Road, Richmond, B.C. V6X 1L6. Our telephone number is (604) 306-0033. Our website, the construction of which has recently been completed, is located at www.findcontractoronline.com.

The primary business of our website is to provide construction contractors with referral of leads of home construction and home improvement projects. Because of the limitation on our capital resources, we intend to focus on the residential construction industry of the Lower Mainland of British Columbia, Canada. The Lower Mainland region of British Columbia includes the greater Vancouver area and is bounded by the city of North Vancouver to the north, the city of Chilliwack to the each and the city of White Rock to the south. We define "contractors" as those persons who are active in the construction trades including but are not limited to drywall contractors, foundation contractors, plumbing contractors, siding contractors, concrete contractors, heat, vent and air conditioning contractors, tile and stone contractors and roofing contractors. Our approach involves combining traditional professional service referrals and customer service with the cost effective online medium.

Given the in-house resources of larger construction companies, we anticipate the primary market for our referral services will be small construction contractors, such as those contractors with 1 to 25 employees.

Since our incorporation on July 15, 2002, we have taken active steps to implement our business plan. In November of 2002, we commenced construction of our website located at www.findcontractoronline.com. Through out the construction of our website, we have been constantly researching and refining the model for our contractor referral site. We made a number of revisions to the design of our website while under construction. Our officers and directors contacted their connections in the construction business to obtain feedback on how to improve the website to make it more user friendly. In February, we completed the construction of our website and added the function of allowing interested users to pay for the membership fees online. We currently have two construction contractors signed up as members to our website. By signing up as members to our website, they will be able to bid on the future renovation and constructions projects posted on our website by home owners or other contractors.

We have also been trying to market the referral services to be provided by our website through the contacts of our directors and officers in the construction industry in British Columbia. We have been trying to promote the awareness of our website by attending seminars and meetings for construction contractors. We are currently researching the effectiveness of various print media available in British Columbia to determine where and when to advertise the referral services provided by our website.

Our Website:

Our website currently has two major sections, one major section will target the construction contractors and the other major section will target the home owners who wish to hire contractors to work on their home construction and home improvement projects. For construction contractors, our website currently only allow members contractors to sign in and bid on the projects submitted. Currently, our website offers a sign up web page to allow interested construction contractors to enroll themselves as members to bid on future projects posted on our website. Currently, there is no home construction project posted on our website for bidding. We anticipate that we will begin receiving submission of home construction projects for bidding on our website once our website becomes better known to the construction industry and consumers in the Lower Mainland of British Columbia. We expect we will be able to obtain at least 3 home construction projects for bidding in the next 6 months.

We also plan to upgrade our website to provide the following information to construction contractors:

  Reference materials for contractors including business management information and standardized construction agreement. We anticipate that this feature will be available in 3 months. We intend to obtain information from our independent research and from industry associations such as British Columbia Construction Association, Independent Contractors and Business Association of B.C. and Electrical Contractor Association of B.C. The cost of obtaining this information will be free.
  Educational features including construction news, classified advertisements, contractor licensing information and marketing research. We anticipate that this feature will be available in 3 months. We intend to obtain information from our independent research and from industry associations such as British Columbia Construction Association, Independent Contractors and Business Association of B.C. and Electrical Contractor Association of B.C. The cost of obtaining this information will be free.
  A career center for independent construction contractors to post their resumes and find employment with construction companies. We anticipate that this feature will be available in 6 months. The information for this feature will come from construction contractors who visit our website from time to time once this feature becomes functional. The cost of obtaining this information will be free.

- A forum or chat room where contractors may exchange tips and news through our website. We anticipate that this feature will be available in 6 months. The information for this feature will come from construction contractors who visit our website from time to time once this feature becomes functional. The cost of obtaining this information will be free.

We intend to provide construction contractors who register as members of our website with a project is posted on our website by home owners or project owners. We intend to provide these notices on a secure, easy-to-use Internet based platform so small to medium size construction companies and independent construction contractors may obtain and pursue leads for home improvement and home construction projects without incurring expensive marketing costs. By providing theses notices to our members, we also want to encourage our members to bid on projects posted on our website.

For the other major section of our website focusing on homeowners and project owners, our website currently also provides a sign up webpage where homeowners and project owners can submit their home construction or home improvement projects for bid. We plan to upgrade our website to provide the following information to home owners and project owners:

  A contractor finder search engine, which will enable homeowners and project owners to locate a contractor by trade,
  A website where homeowners and project owners can rate a contractor for services provided,
  Resources such as information on how to hire a good contractor, information on home care and prevention; and
  Consumer tips for homeowners and project owners on what to look for in a good contractor and what to do if problems arise.

We believe that our website will attract homeowners and project owners because our website offers them a way to obtain free estimates for their projects and to elicit bids from qualified construction contractors. Homeowners and project owners simply fill out the webpage listing their project data in detail including a project description, trades needed and contact information. After the information is submitted, we will send a notice with the project information to the contractors who have signed up as members of our website. For projects valued over $3,000 we will contact the homeowners or project owners to discuss the details of their projects before we make the referral to contractors who have signed up as members of our website. To attract consumers to our website, we also plan to offer free consumer education information such as what to look for in a good contractor and articles on home care and prevention. The goal for our website is to offer homeowners and project owners the convenience of interactive communication through e-mail with their potential contractors in the bidding process.

Strategy

Our goal is for our website to become a leading Internet destination for both construction contractors and homeowners and project owners in the Lower Mainland of British Columbia by providing a website that allows homeowners and project owners to submit their home construction or home improvement projects for bids and allows construction contractors to receive lead referrals on home construction or home improvement projects. In order to achieve our goal, we intend to increase the number of construction contractors using our website by:

  Attending Construction Trade Meetings, Promotional Events and Conferences: We intend to attend a number of events attended by construction contractors of various trades in order to further expose our referral services. These events will include construction trade meetings and promotional events which are attended by construction contractors and related seminars and conferences.
  Developing Direct Marketing Programs to Attract Small to Medium Sized Construction Contractors: In addition to marketing through construction trade groups and associations, we intend to market directly to smaller construction contractors. Due to the extreme fragmentation of the construction industry in British Columbia, we will seek to enrol contractors by initially concentrating on the Greater Vancouver area. Our marketing will include conducting contractor seminars, and the use of online and traditional advertising media such as newspapers and trade publications.
  Promoting the Website Through Internet-Based and Traditional Media Advertising: We intend to use Internet-based and traditional media to promote our website directly to homeowners and project owners. We believe that by increasing our consumer base we will attract additional construction contractors to use our website as a source for leads to home improvement and home construction projects.

We intend to develop a network of qualified construction contractors who will use our referral services as a source of leads to home construction and home improvement projects. Initially, we hope to include at least three professionals in each special trade area. We will build our network through a direct marketing program and through word of mouth. To assure that our customers receive high quality service, we will implement a follow up program to seek feedback from all homeowners and project owners receiving referrals. This follow up program will be designed to evaluate the customers' experiences with the professional to whom they were referred. We also plan to create a web page where homeowners and project owners can rate the construction contractors on the services they provided. Based on these feedbacks, contractors will be evaluated for ongoing suitability as a referral source.

Recent Construction Boom in the Lower Mainland of British Columbia

Since late 2002, investment in residential construction in British Columbia has increased significantly because of historically low interest rates. In a report by Canada Mortgage and Housing Corporation, it was stated that British Columbia's urban areas added 20,302 housing starts in 2002, up from 15,589 in 2001, for a healthy 29 percent growth rate. You can obtain a copy of the Canada Mortgage and Housing Corporation report from the website: http://www.cmhc-schl.gc.ca/en/homadoin/maintrst/stda/index.cfm. The Vancouver Sun newspapers reported on September 3, 2003 in an article entitled "Low interest rates propel house construction" that, according to Statistics Canada, the British Columbia housing sector investment for the second quarter of year 2003 was $1.9 billion Canadian dollars, compared to $1,5 billion Canadian dollars for the same period in 2002. The vast majority of this investment was spent in the Lower Mainland of British Columbia. The report from Statistics Canada cites historically low mortgage rates and their positive impact on the accessibility of homeownership, a high level of employment and a lack of existing homes available on the resale market as factors that have stimulated the growth in the housing sector investment.

As the residential construction activities became more robust, demand for skilled labor in the Lower Mainland of British Columbia also grew at a fast pace. In an article reported in The Vancouver Sun on August 29, 2003, entitled "Job outlook positive in high-skill trades", it was noted that major shortage of skilled workers is hammering Lower Mainland businesses. Adrienne Warren, a senior economist for Scotiabank in Canada, also stated in a report quoted by The Vancouver Sun in its August 29, 2003 article, that construction sector is one of the several job sectors that currently require more workers despite a moderate slowdown in Canadian employment growth through 2007. You may obtain a copy of the report entitled "Canada's Evolving Jobs Market " by Adrienne Warren from the website: http://www.scotiabank.com/English/bns_econ/sp052402.pdf.

Because of this increased demand for skilled construction workers and contractors to work on the home construction and improvement projects in the Lower Mainland of British Columbia, we believe our construction contractor referral website can assist homeowners and project owners to locate skilled construction workers and contractors easily. Our goal is to have our website become a leading Internet destination for both construction contractors and homeowners and project owners in the Lower Mainland of British Columbia when they are looking for skilled construction contractors or for projects to bid on. We intend to achieve this by allowing homeowners and project owners to submit their home construction or home improvement projects for bids on our website and allows construction contractors to receive lead referrals on home construction or home improvement projects.

We have not conducted any marketing studies to assess whether a potential market exist for our services and whether that market is sustainable given the potential costs of our services. We believe that a market exists for our services and such a market will be sustainable because the construction industry in the Lower Mainland of British Columbia is currently experiencing high demand and rapid growth. We believe this high demand and rapid growth of the construction industry in the Lower Mainland of British Columbia will continue for at least until year 2010 when Vancouver hosts the Winter Olympic Games.

Competition

The on-line market for industry specific businesses, users and advertisers is new and rapidly evolving, and competition for users and advertisers is intense and is expected to increase significantly in the future. Barriers to entry are relatively insubstantial. We believe that the principal competitive factors for companies seeking to create these industry specific communities are critical mass, functionality, brand recognition, member affinity and loyalty, and focused approach toward a target market.

We currently know of no other referral service for construction contractors in outside of the United States. Sites like National Contractors.com and Contractors.com provide contractor referral services mostly in the United States. We may also compete indirectly with Internet directories and search engines such as Yahoo.com, AOL.com, Amazon.com and AltaVista.com. We believe while we currently may have disadvantages in the areas of critical mass of qualified professionals and brand recognition, we will be able to compete with other Internet directories and search engines on the factor of functionality if we can improve our website to include additional functions, such as providing free reference information that are useful for construction contractors and homeowners or project owners. We think that if we include these free reference information on construction contracting, we will attract users to visit our website more frequently and to use our website as a source for relevant reference information. We believe that this will increase the chances that these users will post their home renovation or construction projects for bidding on our website or to register as a member to bid on the future home renovation or construction projects posted on our website. We also believe that our focus on the initial target in the Lower Mainland of British Columbia will give us a competitive advantage over the other service providers. Most small to medium size construction contractors are only interested in finding leads to projects in their locality. We will initially limit our marketing efforts to construction contractors, homeowners and project owners in the Lower Mainland of British Columbia. We believe our initial focus on the Lower Mainland of British Columbia will assure the participating contractors that we will concentrate on provide them only with leads within their geographic areas. We also believes if these home owners and project owners can log onto a website and receive a referral to a reputable construction contractor in his own geographic area, there will be little incentive for them to go through the hassle of sieving through all of the information generated by Internet directories and search engines.

Virtually all of our existing and potential competitors, including Internet directories and search engines, have longer operating histories in the Internet service referral market, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. These competitors are able to undertake more extensive marketing campaigns for their brands and services, adopt more aggressive advertising pricing policies and make more attractive offers to potential employees, distribution partners, commerce companies, advertisers and third-party content providers. There can be no assurance that Internet directories, search engines, that offer professional editorial content, commercial online services and sites maintained by Internet Service Providers, will not be perceived by advertisers as having more desirable channel for service referrals.

Technology and Systems

We have primarily relied upon commercially available licensed technologies in building our website. We prefer to license available technology whenever possible rather than seek internally-developed solutions. We anticipate our website's front-end will be built on industry standard technologies. The business logic of the site will be contained in a variety of currently available programs. These programs will handle user interface, ordering and customer communications. If needed, we will add additional servers and capacity. We will seek to create a system that can quickly and easily expand capacity without significant additional development. We do not anticipate that we will need to purchase any additional equipment to implement our business plan in the next twelve months.

Intellectual Property

Other than registering our domain name "findcontractoronline.com" with the domain registration service offered by MDI Internet Inc. in Vancouver, British Columbia, Canada, and by entering into service agreements containing restrictive covenants with current and prospective technical service providers, we have not taken any active steps to protect our intellectual property rights. Our intellectual property rights include the common law trademark right in our domain name "findcontractoronline.com", which is derived from our use of this domain name in association with our service and copyrights in the design of our website. We do not own any patents and have not filed any patent or trademark applications, as we do not believe that the benefits of these protections outweigh the costs of filing and updating the patent and trademark applications. It may be possible for a third party to copy our website without authorization. In addition, litigation may be necessary in the future to protect our intellectual property rights or to determine the validity and scope of the proprietary rights of others, which could result in substantial costs and diversion of our resources and could have a detrimental effect on our business, results of operations and financial conditions.

In addition, litigation may be necessary in the future to protect our intellectual property rights or to determine the validity and scope of the proprietary rights of others, which could result in substantial costs and diversion of our resources and could affect our ability to continue to operate all or portions of our website. If we are unable to operate our website, we will be unable to generate any revenues or cash flow and as a result our business will likely fail.

There is also a risk that one of our competitors or another business may commence a lawsuit against us claiming that our website infringes on their proprietary technology or intellectual property. Any infringement claims against us, with or without merit, could subject us to costly litigation and the diversion of our financial resources and technical and management personnel. Further, if such claims are successful, we may be required to change or alter the content of our website and pay financial damages. An adverse outcome in any litigation or proceedings could require us to license disputed rights from third parties or to cease using such rights.

Government Regulations

We are subject to the laws and regulations of those jurisdictions in which we plan to provide our referral services that are generally applicable to operation of businesses, such as business license requirement, income taxes and payroll taxes. In general, our referral services are not subject to special licensing or other regulatory requirements in those jurisdictions in which we plan to provide our referral services.

Growth Strategy

We will continue to focus on growing http://www.findcontractoronline.com into a website for both construction contractors and homeowners and project owners in the Lower Mainland of British Columbia where homeowners and project owners can submit their home construction or home improvement projects for bids and construction contractors can receive lead referrals on home construction or home improvement projects. We currently do not have any plan to engage in a merger or acquisition in the near future.

PROPERTY

Meadows Springs uses office space located at Suite 7, 11511 Cambie Road, Richmond, B.C. V6X 1L6. These facilities are provided to us at no charge by our director, Mr. Carl Chow.

MANAGEMENT

Directors and Executive Officers of Meadows Springs

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our Board of Directors and hold office until their death, resignation or removal from office.

Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Carl Chow	Director, President, and Chief Executive Officer	34	Director since July 15, 2002, President and Chief Executive Officer since July 15, 2002
Herbert Wong	Director, Treasurer, Chief Financial Officer and Secretary	34	Director since July 25, 2002, Treasurer and Chief Financial Officer since July 25, 2002

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Carl Chow, Director, President and Chief Executive Officer

From 1994 to 1996, Mr. Chow was employed as the general manager of Neway Holding and Trading Co., located in Richmond, British Columbia, Canada. Neway Holding and Trading Co. is a privately held trading company that imports automotive parts and accessories into Canada. As the general manager of Neway Holdings and Trading Co., Mr. Chow was responsible for the marketing and sales of automotive parts and accessories in

Western Canada. From 1996 to 2000, Mr. Chow was an assistant manager for Rogers Cable Systems, the largest cable television service provider in Western Canada. His duties and responsibilities included ensuring employee quality control for customer services, resolving and attending to consumer needs and complaints and training new employees for network operation systems. From 1999 to 2002, Mr. Chow also served as the Secretary, Treasurer, Chief Financial Officer and a director of First Cypress Technologies, Inc. At that time, First Cypress Technologies, Inc. was a development stage company registered under the Securities Exchange Act of 1934. Mr. Chow resigned as an officer and director of First Cypress Technologies, Inc. when First Cypress Technologies, Inc. effected a business combination in 2002 and changed its name to Otish Mountain Diamond Co. From 2000 to present, Mr. Chow served as the operations support supervisor of Shaw Cablesystems. Shaw Cablesystems is the largest cable television service provider in Western Canada. Mr. Chow's duties at Shaw Cablesystems included ensuring all integrated systems are functioning at an optimal level and backbone support is available. He also supervises, trains and motivates staff to provide high level of customer service. We expect Mr. Chow to spend approximately 10 to 15 hours a week on the business of our company.

Herbert Wong, Director, Treasurer, Chief Financial Officer and Secretary

Mr. Wong has been a duty manager at the Pan Pacific Hotel in Vancouver, British Columbia since May of 2000. His duties as the duty manager include supervising and training staff, resolving guest concerns and liases with tour group co-ordinators. From 1990 to 2000, Mr. Wong served in various positions at the Parkhill Hotel in Vancouver, British Columbia. He rose from the position of front office staff to reservation manager to system co-ordinator. He handled the overall responsibility of the reservation system at the Parkhill Hotel. We expect Mr. Wong to spend approximately 10 to 12 hours a week on the business of our company.

Committees of the Board

We do not have an audit or compensation committee at this time.

Family Relationships

There are no family relationships between any director or executive officer.

EXECUTIVE COMPENSATION

The following table summarizes the compensation of our President and Chief Executive Officer and other officers and directors who received annual compensation in excess of $100,000 during the last three complete fiscal years.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation(1)		Pay- outs
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation(2)	Securities Under Options/ SAR's Granted	Restr icted Shares or Restricted Share Units	LTIP Pay- outs	All Other Compen- sation
Carl Chow President & C.E.O.	2002	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2003	Nil	Nil	Nil	Nil	Nil	Nil	Nil

We have not entered into any employment agreement or consulting agreement with our directors and executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Directors Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director in the period ended June 30, 2003.

We have no formal plan for compensating our directors for their service in their capacity as directors. We may grant to our directors in the future options to purchase shares of common stock as determined by our Board of Directors or a compensation committee which may be established in the future. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of Meadows Springs other than services ordinarily required of a director. Other than indicated in this prospectus, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

DISCLOSURE OF SEC POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The General Corporate Law of Nevada empowers a company incorporated in Nevada, such as Meadows Springs, to indemnify its directors and officers under certain circumstances.

Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to Meadows Springs or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve material misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Our Bylaws provide that no officer or director shall be personally liable for any obligations of Meadows Springs or for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of Meadows Springs. The Bylaws also state that we will indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a director or officer, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him or her as a director or officer. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own negligence or wilful misconduct. Our Bylaws also provide that we, our directors, officers, employees and agents will be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Meadows Springs under Nevada law or otherwise, Meadows Springs has been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of March 8, 2004, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Carl Chow	2,000,000 common shares	59.70%
Directors and Executive Officers as a Group	2,000,000 common shares	59.70%

(1) Based on 3,350,000 shares of common stock issued and outstanding as of March 8, 2004. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of Meadows Springs.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock in one or more of the following methods described below. Our common stock is not currently listed on any national exchange or electronic quotation system. There is currently no market for our securities and a market may never develop. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.01 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the exchange;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions;

(f) a combination of any aforementioned methods of sale; and

(g) any other method permitted pursuant to applicable law.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above. Before the involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

If the selling stockholders enter into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, and to the extent required under the Securities Act, we will file a post effective amendment to this registration statement to disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. We will also file the agreement between the selling stockholders and the broker-dealer as an exhibit to this registration statement.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and therefore not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144 include:

(1) adequate current public information with respect to the issuer must be available;

(2) restricted securities must meet a one year holding period, measured from the date of acquisition of the securities from the issuer or from an affiliate of the issuer (because our selling security holders paid the full purchase price for the shares of our common stock covered by this registration statement on August 15, 2002, the shares of our common stock covered by this registration statement has met the one year holding period);

(3) sales of restricted or other securities sold for the account of an affiliate, and sales of restricted securities by a non-affiliate, during any three month period, cannot exceed the greater of (a) 1% of the securities of the class outstanding as shown by the most recent statement of the issuer; or (b) the average weekly trading volume reported on all exchanges and through a automated inter-dealer quotation system for the four weeks preceding the filing of the Notice in Form 144;

(4) the securities must be sold in ordinary "brokers' transactions" within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders, and without the payment of any extraordinary commissions or fees;

(5) If the amount of securities to be sold pursuant to Rule 144 during any three month period exceeds 500 shares/units or has an aggregate sale price in excess of $10,000, the selling security holder must file a notice in Form 144 with the Commission.

The current information requirement listed in (1) above, the volume limitations listed in (3) above, the requirement for sale pursuant to broker's transactions listed in (4) above, and the Form 144 notice filing requirement listed in (5) above cease to apply to any restricted securities sold for the account of a non-affiliate if at least two years has elapsed from the date the securities were acquired from the issuer or from an affiliate. These requirement will cease to apply to sales by the selling security holders of the shares of our common stock covered by this registration statement on August 15, 2004.

Transfer Agent and Registrar

We have not yet appointed a stock transfer agent for our securities. We intend to appoint a stock transfer agent before effectiveness of this prospectus.

SELLING STOCKHOLDERS

All of the shares of common stock issued are being offered by the selling stockholders listed in the table below. None of the selling stockholders are broker-dealers or affiliated with broker-dealers. We issued the shares of common stock in a private placement transaction exempt from registration under the Securities Act pursuant to Regulation S.

The selling stockholders may offer and sell, from time to time, any or all of their common stock. Because the selling stockholders may offer all or only some portion of the shares of common stock listed in the table, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of March 8, 2004, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholders.

Name of Selling Stockholder and Position, Office or Material Relationship with Meadows Springs	Number of Shares Owned by Selling Stockholder Before Offering	Percent of Total Issued and Outstanding Shares Owned by Selling Stockholder Before Offering	Total Shares Registered	Number of Shares Owned by Selling Stockholder After Offering(1) and Percent of Total Issued and Outstanding
				# of Shares	% of Class
Li-Shih Edward Pai	50,000	1.49%	50,000	0	0%
Meng-Yin Lin	50,000	1.49%	50,000	0	0%
Sunny Chan	50,000	1.49%	50,000	0	0%
David Chen	50,000	1.49%	50,000	0	0%
Campbell Law	50,000	1.49%	50,000	0	0%
William Chow	50,000	1.49%	50,000	0	0%
Christina Li	50,000	1.49%	50,000	0	0%
Francis Li	50,000	1.49%	50,000	0	0%
Hsiang-Hsien Lee	50,000	1.49%	50,000	0	0%
Andy Chiang	50,000	1.49%	50,000	0	0%
Wayne Low	50,000	1.49%	50,000	0	0%
Lorne Baird	50,000	1.49%	50,000	0	0%
Ken Hamilton	50,000	1.49%	50,000	0	0%
Teng Hua Hsu	50,000	1.49%	50,000	0	0%
Kevin Hung	50,000	1.49%	50,000	0	0%
Che-Ming Chou	50,000	1.49%	50,000	0	0%
Jennifer Wong	50,000	1.49%	50,000	0	0%
I-Chien Hsieh	50,000	1.49%	50,000	0	0%
Lan-Kuo Liu	50,000	1.49%	50,000	0	0%
Aurora P. Pagaling	50,000	1.49%	50,000	0	0%
Yu-Hung Sun	50,000	1.49%	50,000	0	0%
Ming-I Hsieh	50,000	1.49%	50,000	0	0%
I-Ying Hsieh	50,000	1.49%	50,000	0	0%
Ming-Chuan Hsieh	50,000	1.49%	50,000	0	0%
Ching-Sun Hsieh	50,000	1.49%	50,000	0	0%
Pai-Fang Hsieh Yao	50,000	1.49%	50,000	0	0%
Pen-Chen Sun	50,000	1.49%	50,000	0	0%

(1) Assumes all of the shares of common stock offered are sold.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 25,000,000 shares of common stock, $0.001 par value. As of March 8, 2004, there were 3,350,000 shares of common stock issued and outstanding. All outstanding shares of common stock are fully paid and non-assessable. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, including the election of directors.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of Meadows Springs, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Stockholders do not have pre-emptive rights to subscribe for additional shares of common stock if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholders are an adverse party or has a material interest adverse to us.

LEGAL MATTERS

The validity of the shares of common stock offered by the selling stockholders will be passed upon by the law firm of Clark, Wilson, Vancouver, British Columbia.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged Dohan and Company, PA, Certified Public Accountants, to audit our financial statements for the period from our inception on July 15, 2002 to June 30, 2003. There has been no change in the accountants and no disagreements with Dohan and Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

EXPERTS

Our financial statements for the period from our inception on July 15, 2002 to June 30, 2003 included in this prospectus and registration statement have been audited by Dohan and Company, PA, Certified Public Accountants, as set forth in their report accompanying the financial statements (which contains an explanatory paragraph regarding our ability to continue as a going concern) and are included in reliance upon the report, given on the authority of the firm, as experts in accounting and auditing.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Currently there is no established public trading market for our common stock. We do not have any common stock subject to outstanding options or warrants to purchase and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock can be sold pursuant to Rule 144 at this time. We are registering 1,350,000 shares of our common stock under the Securities Act for sale by the selling securities holders. There are current 28 holders of record of our common stock.

We have not declared any dividend on our common stock since the inception of our company on July 15, 2002. There is no restriction in our Articles of Incorporation and Bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

The U.S. Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standarized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of, our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Meadows Springs, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Meadows Springs, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

FINANCIAL STATEMENTS

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

The following Financial Statements pertaining to Meadows Springs are filed as part of this Prospectus:
Name	Pages
Meadows Springs, Inc. (audited)
Independent Auditors' Report, dated October 16, 2003	F-2
Balance Sheet as at June 30, 2003	F-3
Statement of Operations for the period from inception (July 15, 2002) to June 30, 2003	F-4
Statement of Stockholders' Equity for the period from inception (July 15, 2002) to June 30, 2003	F-5
Statement of Cash Flows for the period from inception (July 15, 2002) to June 30, 2003	F-6
Notes to the Financial Statements.	F-7
Meadows Springs, Inc. (unaudited)
Balance Sheets as at March 31, 2004	F-14
Statements of Operations for the nine month period ended March 31, 2004, the period from inception (July 15, 2002) to March 31, 2003 and the period from inception (July 15, 2002) to March 31, 2004	F-15
Statement of Stockholders' Equity for the period from inception (July 15, 2002) to March 31, 2004	F-16
Statements of Cash Flows for the nine month period ended March 31, 2004, the period from inception (July 15, 2002) to March 31, 2003 and the period from inception (July 15, 2002) to March 31, 2004	F-17
Notes to the Financial Statements.	F-18

MEADOWS SPRINGS, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS
(Expressed in United States Dollars)

JUNE 30, 2003

Dohan and Company Certified Public Accountants A Professional Association	7700 North Kendall Drive, 200 Miami, Florida 33156-7578 Telephone (305) 274-1366 Facsimile (305) 274-1368 E-mail info@uscpa.com Internet www.uscpa.com

Independent Auditors' Report

The Board of Directors and Stockholders
Meadow Springs, Inc.

We have audited the accompanying balance sheet of Meadow Springs, Inc. (a Development Stage Company) as of June 30, 2003, and the related statements of operations, stockholders' equity (deficiency) and cash flows for the period from inception (July 15, 2002) to June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Meadow Springs, Inc. as of June 30, 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company incurred a loss of $22,965 from inception (July 15, 2002) to June 30, 2003, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dohan and Company, CPA.'s

Miami, Florida
October 16, 2003

MEADOWS SPRINGS, INC.
(A Development Stage Company)
BALANCE SHEET
(Expressed in United States Dollars)
JUNE 30, 2003

ASSETS

Current
Cash and cash equivalents	$ 24,479

Total current assets	24,479

Deferred tax asset less valuation allowance of $7,800	-

Total assets	$ 24,479

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable and accrued liabilities	$ 13,944

Total current liabilities	13,944

Stockholders' equity
Common stock (Note 4)
Authorized
25,000,000 common shares with a par value of $0.001
Issued
3,350,000 common shares	3,350
Additional paid-in capital (Note 4)	30,150
Deficit accumulated during the development stage	(22,965)

Total stockholders' equity	10,535

Total liabilities and stockholders' equity	$ 24,479

History and organization of the Company (Note 1)

See accompanying notes.

MEADOWS SPRINGS, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
(Expressed in United States Dollars)
FOR THE PERIOD FROM INCEPTION (JULY 15, 2002) TO JUNE 30, 2003

EXPENSES
Office and miscellaneous	$ 40
Professional fees	18,671
Web-site development	3,751
Web-site development - related party	530

Loss before interest income and income taxes	(22,992)

INTEREST INCOME	27

Loss before income taxes	(22,965)

Provision for income taxes	-

Net loss	$ (22,965)

Basic and diluted net loss per share	$ (0.01)

Weighted average number of shares of common stock outstanding	3,054,131

See accompanying notes.

MEADOWS SPRINGS, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
(Expressed in United States Dollars)

	Common Stock			Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total
	Price per Share	Number of Shares	Amount

Balance, July 15, 2002		-	$ -	$ -	$ -	$ -
(Date of inception)

Issuance of common stock for cash	$ 0.01	3,350,000	3,350	30,150	-	33,500

Net loss		-	-	-	(22,965)	(22,965)

Balance, June 30, 2003		3,350,000	$ 3,350	$ 31,150	$ (22,965)	$ 10,535

See accompanying notes.

MEADOWS SPRINGS, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
(Expressed in United States Dollars)
FOR THE PERIOD FROM INCEPTION (JULY 15, 2002) TO JUNE 30, 2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (22,965)
Changes in non-cash working capital item:
Increase in accounts payable and accrued liabilities	13,944
Net cash used in operating activities	(9,021)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock	33,500
Net cash provided by financing activities	33,500
Cash and cash equivalents, end of period	$ 24,479

Cash paid during the period for:
Interest	$ -
Income taxes	-

See accompanying notes.

MEADOWS SPRINGS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
JUNE 30, 2003

1. HISTORY AND ORGANIZATION OF THE COMPANY

The Company was incorporated on July 15, 2002 under the Laws of the State of Nevada. The Company intends to operate an internet website to provide referral services to construction contractors of various trades. The Company is considered to be a development stage company as it has not generated revenues from operations.

2. GOING CONCERN

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The operations of the Company have primarily been funded by the issuance of common stock. Continued operations of the Company are dependent on the Company's ability to complete equity financings or generate profitable operations in the future. Management's plan in this regard is to secure additional funds through future equity financings. Such financings may not be available or may not be available on reasonable terms.

2003

Deficit accumulated during the development stage	$ (22,965)
Working capital	10,535

3. SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies adopted by the Company are as follows:

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

MEADOWS SPRINGS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
JUNE 30, 2003

3. SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Foreign currency translation

Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary assets and liabilities are included in the statement of operations. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in the statement of operations.

Cash and cash equivalents

The Company considers cash held at banks and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. At June 30, 2003, cash and cash equivalents consisted of cash held at banks.

Web-site development costs

Web-site development costs are expensed as incurred.

Income taxes

The Company follows the liability method of accounting for income taxes under the provisions of Statements of Accounting Standards No. 109. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the period of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net loss per share

Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share takes into consideration shares of common stock outstanding (computed under basic net loss per share) and potentially dilutive shares of common stock.

Recent accounting pronouncements

In June 2001, FASB approved the issuance of Statements of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. The statement is effective for fiscal years beginning after December 15, 2001, and is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. Impairment losses for goodwill and indefinite-lived intangible assets that arise due to the initial application of this statement (resulting from a transitional impairment test) are to be reported as resulting from a change in accounting principle. Under an exception to the date at which this statement becomes effective, goodwill and intangible assets acquired after June 30, 2001, will be subject immediately to the non-amortization and amortization provisions of this statement.

MEADOWS SPRINGS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
JUNE 30, 2003

3. SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Recent accounting pronouncements (cont'd...)

In June 2001, FASB issued Statements of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143") that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. SFAS 143 is required to be adopted effective January 1, 2003.

In August 2001, FASB issued Statements of Financial Accounting Standards No. 144, "Accounting for the Impairment on Disposal of Long-lived Assets" ("SFAS 144"), which supersedes Statements of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of". SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS 144 is effective for fiscal years beginning after December 15, 2001, and, generally, its provisions are to be applied prospectively.

In April 2002, FASB issued Statements of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS 145"). SFAS 145 eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect and eliminates an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Generally, SFAS 145 is effective for transactions occurring after May 15, 2002.

In June 2002, FASB issued Statements of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146") that nullifies Emerging Issues Task Force No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)" ("EITF 94-3"). SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, whereby EITF 94-3 had recognized the liability at the commitment date to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged.

In October 2002, FASB issued Statements of Financial Accounting Standards No. 147, "Accounting of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 44 and FASB Interpretation No. 9" ("SFAS 147"). SFAS 147 requires the application of the purchase method of accounting to all acquisitions of financial institutions, except transactions between two or more mutual enterprises. SFAS 147 is effective for acquisitions for which the date of acquisition is on or after October 1, 2002.

MEADOWS SPRINGS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
JUNE 30, 2003

3. SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Recent accounting pronouncements (cont'd...)

In December 2002, FASB issued Statements of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" ("SFAS 148"). SFAS 148 amends FASB Statement No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of FASB Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years ending after December 31, 2002.

In April 2003, FASB issued Statements of Financial Accounting Standards No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"). SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003.

In May 2003, FASB issued Statements of Financial Accounting Standards No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003.

The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

4. COMMON STOCK

On August 15, 2002, the Company issued 3,350,000 shares of common stock at a price of $0.01 per share for total proceeds of $33,500.

Common stock

The common shares of the Company are all of the same class, are voting and entitle stockholders to receive dividends. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends which may be declared.

Additional paid-in capital

The excess of proceeds received for shares of common stock over their par value of $0.001, less share issue costs, is credited to additional paid-in capital.

MEADOWS SPRINGS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
JUNE 30, 2003

5. RELATED PARTY TRANSACTIONS

During the period, the Company paid web-site development costs of $530 to a director of the Company.

This transaction was in the normal course of operations and was measured at the exchange value which represents the amount of consideration established and agreed to by the related party.

6. INCOME TAXES

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

2003

Net loss for the year	$ (22,965)

Expected income tax recovery	$ 7,808
Unrecognized benefit of operating losses	(7,808)

Actual income tax recovery	$ -

The significant components of the Company's future income taxes assets are as follows:

2003

Future income tax assets:
Operating loss carryforwards	$ 7,808

7,808
Valuation allowance	(7,808)

Net future income tax asset	$ -

The Company has available for deduction against future taxable income operating losses of approximately $23,000. These losses, if not utilized, will expire commencing in 2023. Future tax benefits which may arise as a result of these operating losses have been offset by a valuation allowance and have not been recognized in these financial statements.

MEADOWS SPRINGS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
JUNE 30, 2003

7. FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and cash equivalents and accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

8. SEGMENT INFORMATION

The Company operates in one reportable segment, being the development of an internet website to provide referral services to construction contractors of various trades, primarily in Canada.

MEADOWS SPRINGS, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)

MARCH 31, 2004

MEADOWS SPRINGS, INC.
(A Development Stage Company)
BALANCE SHEET
(Expressed in United States Dollars)
(Unaudited)
March 31, 2004

ASSETS

Current
Cash and cash equivalents	$ 9,761
Deferred tax asset less valuation allowance of $12,393	-

Total assets	$ 9,761

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY IN ASSETS)

Current
Accounts payable and accrued liabilities	$ 12,710

Total current liabilities	12,710

Stockholders' equity (deficiency in assets)
Common stock (Note 4)
Authorized
25,000,000 shares with a par value of $0.001
Issued and outstanding 3,350,000 shares	3,350
Additional paid-in capital (Note 4)	30,150
Deficit accumulated during the development stage	(36,449)

Total stockholders' equity (deficiency in assets)	(2,949)

Total liabilities and stockholders' equity (deficiency in assets)	$9,761

History and organization of the Company (Note 1)

See accompanying notes.

MEADOWS SPRINGS, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
(Expressed in United States Dollars)
(Unaudited)

	Cumulative Amounts From Inception (July 15, 2002) to March 31, 2004	For The Nine Month Period Ended March 31, 2004	Period from inception July 15, 2002) to March 31, 2003

REVENUES
Sales	$ 192	$ 192	$ -

EXPENSES
Office and miscellaneous	$ 113	$ 73	$ 4
Professional fees	31,669	12,998	17,059
Web-site development	3,751	-	-
Web-site development - related party	1,155	625	530

	36,688	13,696	17,593

Loss before other item and taxes	(36,496)	(13,504)	(17,593)

OTHER ITEM
Interest income	47	20	25

Loss before taxes	(36,449)	(13,484)	(17,568)

PROVISION FOR INCOME TAXES	-	-	-

Net loss for the period	$ (36,449)	$ (13,484)	$ (17,568)

Basic and diluted net loss per share		$ (0.01)	$ (0.01)

Weighted average number of shares of common stock outstanding(basic and diluted)		3,350,000	3,350,000

See accompanying notes.

F-16

MEADOWS SPRINGS, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY IN ASSETS)
(Expressed in United States Dollars)
(Unaudited)

		Common Share
	Price per Share	Number of Shares	Amount	Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total

Balance, July 15, 2002		-	$ -	$ -	$ -	$ -
(Date of inception)
Issuance of common stock for cash	$ 0.01	3,350,000	3,350	30,150	-	33,500
Net loss		-	-	-	(22,965)	(22,965)
Balance, June 30, 2003		3,350,000	3,350	30,150	(22,965)	10,535
Net loss		-	-	-	(13,484)	(13,484)
Balance, March 31, 2004		3,350,000	$ 3,350	$ 30,150	$ (36,449)	$ (2,949)

See accompanying notes.

MEADOWS SPRINGS, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY IN ASSETS)
(Expressed in United States Dollars)
(Unaudited)

		Common Share
	Price per Share	Number of Shares	Amount	Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total

Balance, July 15, 2002		-	$ -	$ -	$ -	$ -
(Date of inception)

Issuance of common stock for cash	$ 0.01	3,350,000	3,350	30,150	-	33,500

Net loss		-	-	-	(22,965)	(22,965)

Balance, June 30, 2003		3,350,000	3,350	30,150	(22,965)	10,535

Net loss		-	-	-	(13,484)	(13,484)

Balance, March 31, 2004		3,350,000	$ 3,350	$ 30,150	$ (36,449)	$ (2,949)

See accompanying notes.

MEADOWS SPRINGS INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
(Expressed in United States Dollars)
(Unaudited)

	Cumulative Amounts From Inception (July 15, 2002) to March 31, 2004	For The Nine Month Period Ended March 31, 2004	Period From Inception (July 15, 2002) to March 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (36,449)	$ (13,484)	$ (17,568)
Adjustments to reconcile net loss to cash used in operating activities:
Increase (decrease) in accounts payable and accrued liabilities	12,710	(1,234)	9,801
Net cash used in operating activities	(23,739)	(14,718)	(7,767)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock	33,500	-	33,500
Net cash provided by financing activities	33,500	-	33,500
Change in cash and cash equivalents, for the period	9,761	(14,718)	25,733

Cash and cash equivalents, beginning of the period	-	24,479	-
Cash and cash equivalents, end of period	$ 9,761	$ 9,761	$ 25,733
Cash paid during the period for:
Interest	$ -	$ -	$ -
Income taxes	-	-	-

The accompanying notes are an integral part of these financial statements.

MEADOWS SPRINGS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
MARCH 31, 2004

1. HISTORY AND ORGANIZATION OF THE COMPANY

The Company was incorporated on July 15, 2002 under the Laws of the State of Nevada. The Company intends to operate an internet website to provide referral services to construction contractors of various trades. The Company is considered to be a development stage company as it has not generated significant revenues from operations.

The accompanying unaudited financial statements have been prepared by the Company in conformity with generally accepted accounting principles in the United States of American for interim financial statements. In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary (consisting of normal recurring accruals) to present fairly the financial information contained therein. These unaudited financial statements do not include all disclosure required by generally accepted accounting principles in the United States of America and should be read in conjunction with the audited financial statements of the Company for the period ended June 30, 2003. The results of operations for the three and six month periods ended December 31, 2003 are not necessarily indicative of the results to be expected for the year ending June 30, 2004.

2. GOING CONCERN

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The operations of the Company have primarily been funded by the issuance of capital stock. Continued operations of the Company are dependent on the Company's ability to complete equity financings or generate profitable operations in the future. Management's plan in this regard is to secure additional funds through future equity financings. Such financings may not be available or may not be available on reasonable terms.

March 31, 2004

Deficit accumulated during the development stage	$ (36,449)
Working capital (deficiency)	(2,949)

3. SIGNIFICANT ACCOUNTING POLICIES

 Use of estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

MEADOWS SPRINGS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
MARCH 31, 2004

3. SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Foreign currency translation

Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in the statement of operations. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in the statement of operations.

Cash and cash equivalents

The Company considers cash held at banks and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Website development costs

Web-site development costs are expensed as incurred.

Revenue recognition

Revenue is recognized when services are completed and collection is reasonably assured.

Income taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefits) result from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net loss per share

  Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share takes into consideration shares of common stock outstanding (computed under basic loss per share) and potentially dilutive shares of common stock.

MEADOWS SPRINGS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
MARCH 31, 2004

3. SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Recent accounting pronouncements

In January 2003, FASB issued Financial Interpretation No. 46 "Consolidation of Variable Interest Entities" ("FIN 46") (revised in December 17, 2003). The objective of FIN 46 is to improve financial reporting by companies involved with variable interest entities. A variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. FIN 46 also requires disclosures about variable interest entities that the Company is not required to consolidate but in which it has a significant variable interest. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after December 15, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after March 15, 2004.

In April 2003, FASB issued Statements of Financial Accounting Standards No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"). SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003.

In May 2003, FASB issued Statements of Financial Accounting Standards No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003.

The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

4. COMMON STOCK

On August 15, 2002, the Company issued 3,350,000 shares of common stock at a price of $0.01 per share for total proceeds of $33,500.

5. RELATED PARTY TRANSACTIONS

During the period ended March 31, 2004, the Company paid web-site development costs of $625 (2003 - $530) to a director of the Company.

This transaction was in the normal course of operations and was measured at the exchange value which represents the amount of consideration established and agreed to by the related party.

MEADOWS SPRINGS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
MARCH 31, 2004

6. FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and cash equivalents and accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

7. SEGMENT INFORMATION

The Company operates in one reportable segment, being the development of an internet website to provide referral services to construction contractors of various trades, primarily in Canada.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 Indemnification of Directors and Officers.

Nevada corporation law provides that:

    a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;
    a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and
    to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

-by our stockholders;

-by our Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

-if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

-if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

-by court order.

Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to Meadows Springs or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve material misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Our Bylaws provide that no officer or director shall be personally liable for any obligations of Meadows Springs or for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of Meadows Springs. The Bylaws also state that we will indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a director or officer, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him or her as a director or officer. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own negligence or wilful misconduct. Our By-Laws also provide that we, our directors, officers, employees and agents will be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Meadows Springs under Nevada law or otherwise, Meadows Springs has been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by Meadows Springs for expenses incurred or paid by a director, officer or controlling person of Meadows Springs in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, Meadows Springs will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in said Act and will be governed by the final adjudication of such issue.

Item 25 Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholders. All of the amounts shown are estimates, except for the SEC Registration Fees.
SEC registration fees	$1.09
Printing and engraving expenses	$5,000(1)
Accounting fees and expenses	$10,000(1)
Legal fees and expenses	$35,000(1)
Transfer agent and registrar fees	$5,000(1)
Fees and expenses for qualification under state securities laws	$0
Miscellaneous	$1,000(1)
Total	$56,001.09

(1) We have estimated these amounts

Item 26 Recent Sales of Unregistered Securities - Last Three Years.

On August 15, 2002, we accepted subscription agreements that sold the following shares, having a par value of $0.001 per share, to the following persons, at the offering price of $0.01 per share for gross offering proceeds of $33,500, in offshore transactions pursuant to Regulation S of the Securities Act. The offering price for the offshore transactions was established on an arbitrary basis. All of the following persons are not U.S. persons, as the term is defined under Regulation S and the sales of our common stock to the following person are made in offshore transactions as the term is defined under Regulation S:
Name of Stockholder	Residency	Number of Shares Subscribed
Li-Shih Edward Pai	Vancouver, British Columbia, Canada	50,000
Meng-Yin Lin	Richmond, British Columbia ,Canada	50,000
Sunny Chan	Vancouver, British Columbia, Canada	50,000
David Chen	Vancouver, British Columbia, Canada	50,000
Campbell Law	Vancouver, British Columbia, Canada	50,000
William Chow	Vancouver, British Columbia, Canada	50,000
Christina Li	Vancouver, British Columbia, Canada	50,000
Francis Li	Vancouver, British Columbia, Canada	50,000
Hsiang-Hsien Lee	Delta, British Columbia, Canada	50,000
Andy Chiang	Burnaby, British Columbia, Canada	50,000
Wayne Low	Vancouver, British Columbia, Canada	50,000
Lorne Baird	Richmond, British Columbia, Canada	50,000
Ken Hamilton	Richmond, British Columbia, Canada	50,000
Teng Hua Hsu	Vancouver, British Columbia, Canada	50,000
Kevin Hung	Richmond, British Columbia, Canada	50,000
Che-Ming Chou	Vancouver, British Columbia, Canada	50,000
Jennifer Wong	Vancouver, British Columbia, Canada	50,000
I-Chien Hsieh	Taipei, Taiwan	50,000
Lan-Kuo Liu	Taipei, Taiwan	50,000
Aurora P. Pagaling	Tarlac City 2312, Philippines	50,000
Yu-Hung Sun	Taipei, Taiwan	50,000
Ming-I Hsieh	Taipei, Taiwan	50,000
I-Ying Hsieh	Taipei, Taiwan	50,000
Ming-Chuan Hsieh	Taipei, Taiwan	50,000
Ching-Sun Hsieh	Taipei, Taiwan	50,000
Pai-Fang Hsieh Yao	Taipei, Taiwan	50,000
Pen-Chen Sun	Taipei, Taiwan	50,000
Carl Chow	Richmond, British Columbia, Canada	2,000,000

Item 27 Exhibits.

The following Exhibits are filed with this Prospectus:

Exhibit Number	Description
3.1	Our Articles of Incorporation dated July 15, 2002 (incorporated by reference from our Registration Statement on Form SB-2 filed on November 5, 2003).
3.2	Bylaws (incorporated by reference from our Registration Statement on Form SB-2 filed on November 5, 2003).
4.1	Specimen ordinary share certificate (incorporated by reference from our Registration Statement on Form SB-2 filed on November 5, 2003).
5.1	Opinion of Clark, Wilson regarding the legality of the securities being registered.
23.2	Consent of Dohan and Company, PA, Certified Public Accountants.
24.1	Power of Attorney (contained on the signature pages of this registration statement).

Item 28 Undertakings.

The undersigned Company hereby undertakes that it will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a) any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Meadows Springs pursuant to the foregoing provisions, or otherwise, Meadows Springs has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by Meadows Springs of expenses incurred or paid by a director, officer or controlling person of Meadows Springs in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Meadows Springs will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia on June 9, 2004.

MEADOWS SPRINGS, INC.
a Nevada corporation

/s/ Carl Chow
By: Carl Chow, President and CEO

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Carl Chow as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.
Signatures	Date

/s/ Carl Chow Carl Chow, President, CEO and Director	June 9, 2004

/s/ Herbert Wong Herbert Wong, Treasurer, CFO, Secretary and Director	June 9, 2004